AMENDMENT NO. 3 TO THE
SHARE EXCHANGE AGREEMENT

THIS AMENDMENT NO. 3 (this "Amendment"), effective as of August 3, 2000, as an amendment to that certain Share Exchange Agreement dated 5th day of May 1998 entered into by and between LAXARCO HOLDING LIMITED, a company incorporated under the laws of the Republic of Cyprus ("Laxarco Holding"), CARBON RESOURCES LIMITED, a company incorporated under the laws of the Republic of Cyprus ("Carbon Resources"), SYNERGY TECHNOLOGIES CORPORATION, previously known as AUTOMATED TRANSFER SYSTEMS CORPORATION, a Colorado corporation ("Synergy Technologies") and STONE CANYON RESOURCES, LTD., a company organized under the laws of the Province of Alberta, Canada ("Stone Canyon"), as amended by Amendment No. 1 thereto dated June 25, 1999 and amended by Amendment No. 2 thereto dated October 5, 1999 (collectively, the "Agreement").

WHEREAS, the parties, having entered into the Agreement, now wish to amend certain provisions of the Agreement and mutually agree to certain waivers of possible breaches thereunder.

THEREFORE BE IT RESOLVED that the Agreement hereby is amended as set forth below by this Amendment and shall remain in full force and effect, except only to the extent provided herein.

The parties hereto agree to take the following actions upon the due execution and delivery of this Amendment:

1. Release of the 1,000 shares of SynGen Technologies Limited (which represents all of the issued and outstanding shares of SynGen Technologies) to Synergy Technologies.

2. Release of the 13,000,000 shares of Synergy Technologies from escrow to Laxarco Holding.

3. Release of the Assignment of Technology executed by Dr. Pierre Jorgensen transferring title to the CPJ Technology, to Carbon Resources' wholly-owned subsidiary, Lanisco Holdings Limited.

4. Synergy shall issue to Laxarco Holding such number of shares of its common stock as may be necessary to comply with the anti-dilution provision found in Subsection (f) of Section 1.1 of the Agreement as amended by Amendment No. 2 thereto, which amendment is referred to and described above.

As a further inducement to each other party to enter into this Letter Agreement, the parties hereto make the following representations, warranties and covenants, with each party understanding that the other party is relying on the following representations, warranties and covenants in entering into this Letter Agreement:

1. Laxarco Holding hereby undertakes to supply technical personnel in accordance with the terms and conditions set forth in its previous agreement with Carbon Resources to continue the development of the GTL Technology. Such services shall be provided at Synergy Technologies' sole cost and obligation. Laxarco Holding will use its best judgement to select the personnel to provide such services. Such personnel must be reasonably satisfactory to Synergy Technologies, who shall act in good faith in the exercise of such discretion. It is understood and agreed that Laxarco does not guarantee the availability of any particular person.

2. Laxarco expressly agrees to waive any breaches, claims, damages and causes of action that may have arisen prior to the date hereof in relation to the obligation of Carbon Resources, Lanisco Holdings and/or Synergy Technologies, as set forth in Section 2.1(a) of the Technology Transfer Agreement by and between Laxarco Holding and Carbon Resources dated May 1, 1998, and amended on June 25, 1999, to construct a 4 barrel per day gas-to-liquids system by November 1, 2000. Such waiver shall be in the form of a letter from Laxarco to the appropriate parties notifying them that such waiver is delivered in connection with this Amendment.

IN WITNESS WHEREOF the parties hereto have set their hand and seal as of the day and year indicated below.

LAXARCO HOLDING LIMITED,
a Cyprus corporation

By: /s/PANAYIOTA PIFANI Name: Panayiota Pifani Title: Director	Date: December 21, 2000

CARBON RESOURCES LIMITED,
a Cyprus corporation

By: /s/THOMAS E. COOLEY Name: Thomas E. Cooley Title: President	Date: December 14, 2000

SYNERGY TECHNOLOGIES CORPORATION,
a Colorado corporation

By: /s/CAMERON HAWORTH Name: Cameron Haworth Title: President	Date: December 22, 2000

STONE CANYON RESOURCES, LTD.,
an Alberta corporation

By: /s/JACQUELINE DANFORTH Name: Jacqueline Danforth Title: President	Date: December 22, 2000